Exhibit 99.1

Inamed Reports Record 2004 Fourth Quarter and Full Year Sales and Net Income Results

     SANTA BARBARA, Calif.--(BUSINESS WIRE)--Feb. 24, 2005--Inamed Corporation (Nasdaq:IMDC):

     --   Fourth quarter 2004 sales increased 14% to $103.8 million.

     --   Full year 2004 sales increased 16% to $384.4 million.

     -- Fourth quarter 2004 diluted GAAP earnings per share were up 18% to $0.52.

     --   Full year 2004 diluted GAAP earnings per share were up 16% to $1.75.

     -- Full year 2004 diluted Non-GAAP earnings per share were $2.04, excluding a pretax $17.2 million charge for the Ethicon settlement and related litigation expenses.

--   Significant First Quarter 2005 Events:

          --   Reached Preliminary Agreement for Reloxin (botulinum toxin type
               A) Distribution Rights in Select International Markets

          -- Silicone Gel-Filled Breast Implant Advisory Panels Scheduled in Canada, United States

     Inamed Corporation (Nasdaq:IMDC), a global healthcare company, today announced its financial results for the fourth quarter and the full year ended December 31, 2004.

     "2004 was a dynamic year of growth and development at Inamed," said Nick Teti, Chairman, President and Chief Executive Officer. "Our record sales and earnings are a testament to the hard work and commitment of the Inamed employees. We look forward to the next few months and years with great excitement and anticipation."

     Financial Results

     Diluted GAAP earnings per share grew 18% in the fourth quarter 2004 to $0.52, an increase from $0.44 in the fourth quarter 2003. Diluted GAAP earnings per share for the full year 2004 increased 16% to $1.75, up from $1.51 in 2003.
     Diluted Non-GAAP earnings per share for the full year 2004 were $2.04, excluding a pretax $17.2 million charge for the Ethicon settlement and related litigation expenses.

     Inamed Businesses

     Sales for the fourth quarter were $103.8 million, an increase of 14% over the fourth quarter 2003, and sales for the full year 2004 were $384.4 million, an increase of 16% over 2003. The fourth quarter sales represent the first time in the Company's history that sales exceeded $100 million in a quarter.

     Inamed Health - Obesity Intervention

     Worldwide sales of obesity intervention products in the fourth quarter 2004 increased 47% over the fourth quarter 2003 to $26.0 million. Full year 2004 obesity intervention sales grew 40% over sales in 2003 to $88.5 million.

     Inamed Aesthetics - Breast

     Worldwide breast aesthetics product sales in the fourth quarter 2004 were up 20% over the fourth quarter 2003 to $56.3 million. For the full year 2004, sales increased 21% over sales in 2003 to $215.8 million.

     Inamed Aesthetics - Facial

     Worldwide facial aesthetics product sales in the fourth quarter 2004 decreased 20% over sales in the fourth quarter 2003 to $20.6 million. For the full year 2004, sales decreased 13% over sales in 2003 to $75.6 million.

     Foreign Currency Effect

     Foreign exchange favorably impacted revenue by approximately $2.3 million for the fourth quarter 2004 and $11.1 million for the full year 2004, principally from the strengthening Euro. This favorable impact benefited each of Inamed's businesses.

     Gross Profit Margin

     The gross profit margin in the fourth quarter 2004 was 74%, up from 73% in the fourth quarter 2003. The full year gross profit margin for 2004 was 75%, up from 72% in 2003. The primary factors for the increase in margins were a favorable product mix and operational efficiencies. Additionally, in 2003 the gross profit margin reflected accelerated depreciation expense of $0.6 million and $3.4 million for the fourth quarter and full year, respectively, caused by the Company's manufacturing consolidation program.

     Selling, General and Administrative

     For the fourth quarter 2004, selling, general and administrative expenses were $42.9 million or 41% of sales, compared to $41.1 million or 45% of sales for the fourth quarter 2003. The fourth quarter 2003 included a $2.1 million charge for doubtful accounts in respect of the Company's Italian facial aesthetics business. The full year 2004 SG&A expenses, which include the pre tax $17.2 million charge related to the Ethicon settlement and related litigation expenses, were $179.7 million or 47% of sales compared to $141.8 million or 43% of sales for the full year 2003. Excluding the charges related to the Ethicon settlement, SG&A expenses were $162.5 million for the full year 2004 or 42% of sales.

     Research and Development

     The research and development expense in the fourth quarter 2004 was 9% of sales or $9.7 million compared to 6% of sales or $5.3 million in the fourth quarter of 2003. For the full year 2004, R&D expense was 7.5% of sales or $28.8 million, up from 6.5% of sales or $21.5 million in 2003. This investment in R&D was due to the progression of key clinical development programs, primarily in our facial aesthetics franchise.

     Balance Sheet

     At December 31, 2004, Inamed's cash and short-term investment balance was $130 million, an increase of $50 million from December 31, 2003, principally from cash provided by operating activities. Also Inamed's long-term debt as of December 31, 2004 was $22.5 million reflecting further principal payments during 2004.

     Note Regarding Use of Non-GAAP Financial Measures

     Certain of the information set forth herein, including diluted Non-GAAP EPS, may be considered Non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these Non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

     About Inamed Corporation

     Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND(R) System for morbid obesity. The Company's website is www.inamed.com.

     Forward-Looking Statements

     This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of February 24, 2005, and expressly disclaims any duty to update information contained in this press release.
     Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approvals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin A products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
     By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.


               INAMED CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
                           (unaudited)
                (millions, except per share data)

                                             Three Months Three Months
                                                Ended        Ended
                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------
Net sales                                    $     103.8  $      91.1
Cost of goods sold                                  26.8         24.4
                                             ------------ ------------
  Gross profit                                      77.0         66.7
                                             ------------ ------------
Operating expenses:
  Selling, general and administrative               42.9         41.1
  Research and development                           9.7          5.3
  Amortization of intangible assets                  1.3          1.0
                                             ------------ ------------
     Total operating expenses                       53.9         47.4

Operating income                                    23.1         19.3

Other income/(expense):
  Net interest income/(expense) and debt
   costs                                             0.1         (0.9)
  Foreign currency transaction
   gains/(losses)                                    0.1         (0.6)
  Royalty income and other                           1.2          1.0
                                             ------------ ------------
     Total other income/(expense), net               1.4         (0.5)

Income before income tax expense                    24.5         18.8
Income tax expense                                   5.6          3.1
                                             ------------ ------------
Net income                                   $      18.9  $      15.7
                                             ============ ============

Net income per share of common stock:
  Basic EPS                                  $      0.53  $      0.45
  Diluted EPS                                $      0.52  $      0.44
Weighted average shares outstanding:
  Basic                                             35.9         35.1
  Diluted                                           36.2         35.6


               INAMED CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
                           (unaudited)
                (millions, except per share data)

                                               Twelve       Twelve
                                               Months       Months
                                                Ended        Ended
                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------
Net sales                                    $     384.4  $     332.6
Cost of goods sold                                  97.9         92.8
                                             ------------ ------------
  Gross profit                                     286.5        239.8
                                             ------------ ------------
Operating expenses:
  Selling, general and administrative
                                      Note 1       179.7        141.8
  Research and development                          28.8         21.5
  Amortization of intangible assets                  5.0          4.0
                                             ------------ ------------
      Total operating expenses                     213.5        167.3

Operating income                                    73.0         72.5

Other income/(expense):
  Net interest income/(expense) and debt
   costs                                             0.5         (9.4)
  Foreign currency transaction
   gains/(losses)                                    0.1         (0.1)
  Royalty income and other                           4.7          4.2
                                             ------------ ------------
      Total other income/(expense), net              5.3         (5.3)

Income before income tax expense                    78.3         67.2
Income tax expense                                  15.2         14.2
                                             ------------ ------------
Net income                                   $      63.1  $      53.0
                                             ============ ============

Net income per share of common stock:
  Basic EPS                                  $      1.77  $      1.54
  Diluted EPS                                $      1.75  $      1.51
Weighted average shares outstanding:
  Basic                                             35.6         34.5
  Diluted                                           36.0         35.2

  Note 1: Included in selling, general and administrative expenses for the twelve months ended December 31, 2004 was a US $17.2 million charge related to the Ethicon settlement payment and related second quarter litigation costs and expenses.


               INAMED CORPORATION AND SUBSIDIARIES
                     SALES BY PRODUCT LINE
                          (unaudited)
                          (millions)

                         Three Months       Three Months
                             Ended             Ended          Growth
                       December 31, 2004 December 31, 2003    Rates
                       ----------------- ------------------ ----------
Sales by product line
   Breast aesthetics    $          56.3   $           46.9        20 %
   Health                          26.0               17.7        47 %
   Facial aesthetics               20.6               25.6       (20)%
   Other (a)                        0.9                0.9          -
                       ----------------- ------------------ ----------
        Total           $         103.8   $           91.1        14 %
                       ================= ================== ==========

--------
(a) Other includes ongoing sales to other medical manufacturers
 (principally sales of Contigen(R))


                  INAMED CORPORATION AND SUBSIDIARIES
                         SALES BY PRODUCT LINE
                              (unaudited)
                              (millions)

                         Twelve Months     Twelve Months
                             Ended             Ended          Growth
                       December 31, 2004 December 31, 2003    Rates
                       ----------------- ------------------ ----------
Sales by product line
   Breast aesthetics    $         215.8   $          177.8        21 %
   Health                          88.5               63.1        40 %
   Facial aesthetics               75.6               87.2       (13)%
   Other (a)                        4.5                4.5          -
                       ----------------- ------------------ ----------
        Total           $         384.4   $          332.6        16 %
                       ================= ================== ==========

--------
(a) Other includes ongoing sales to other medical manufacturers
 (principally sales of Contigen(R))


                INAMED CORPORATION AND SUBSIDIARIES
             NON-GAAP EARNINGS PER SHARE RECONCILIATION
                            (unaudited)
                 (millions, except per share data)

                                                       Twelve Months
                                                           Ended
                                                     December 31, 2004
                                                     -----------------
Earnings for per share calculations
   GAAP Net income                                    $          63.1

   Ethicon settlement charge and related Q2 expenses
    (included in selling, general and administrative
    expenses)                                                    17.2
             Tax effect                                          (6.9)

                                                     -----------------
   Non-GAAP Net income                                $          73.4
                                                     =================

Earnings per share
   GAAP Diluted EPS                                   $          1.75
   Ethicon settlement charge and related Q2
    expenses, net of tax                                         0.29

                                                     ----------------
   Non-GAAP Diluted EPS                               $          2.04
                                                     =================

NOTE:  Tax effect of settlement was computed at 40%.


                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in millions)

                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------
Assets
------
  Current assets:
      Cash and cash equivalents               $    107.2   $     80.5
      Short-term investments                        23.1            -
      Trade accounts receivable, net of
       allowances of $18.7 and $19.7 in 2004
       and 2003, respectively                       69.2         63.7
      Inventories, net                              56.0         47.0
      Prepaid expenses and other current
       assets                                       16.4         20.9
                                             ------------ ------------
              Total current assets                 271.9        212.1

  Property and equipment, net                       62.5         51.2
  Other assets                                     235.7        237.7

                                             ------------ ------------
              Total Assets                    $    570.1   $    501.0
                                             ============ ============

Liabilities and Stockholders' Equity
---------------------------------------------
  Current liabilities                         $     81.0   $     80.2
  Non-current liabilities                           42.8         69.3
  Stockholders' equity                             446.3        351.5

                                             ------------ ------------
              Total Liabilities and
               Stockholders' Equity           $    570.1   $    501.0
                                             ============ ============


     CONTACT: Inamed Corporation
              Dan Cohen, Vice President Global
              Corporate and Government Affairs
              202-638-4179
              202-329-1825 (cell)